UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment #1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASTA HOLDINGS, CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	8711 (Primary Standard Industrial Classification Code Number)	68-0683334 (IRS Employer Identification No.)

(Address, including zip code, Telephone and Facsimile Number including area code, of Registrant’s

Principal Executive Offices)

14 Zelenaya Street, Ste. 20

Guryevsk, Russian Federation, 238300

Telephone +01179062122773

(Name, Address including zip code and Telephone Number including area code of Resident Agent for Services)

Incorp Services, Inc.

2360 Corporate Circle, Ste. 400

Henderson, Nevada 89074-7722

Tel. (702) 866-2500

Fax.  (702) 866-2689

Copies To:

Stepp Law Corporation

15707 Rockfield Boulevard, Suite 101

Irvine, California 92618

Phone: (949) 660-9700

Fax: (949) 660-9010

_____________________________

pg. 1

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

               Large accelerated filer           |__|

Accelerated filer

|__|

 Non-accelerated filer

|__|

Smaller reporting company

| X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee
Common Stock:	6,000,000	$0.01	$60,000	$20.00

[1]   Estimated solely for purposes of calculating the registration fee under Rule 457 (a).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

pg. 2

Prospectus

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

ASTA HOLDINGS, CORP.

6,000,000 Shares of Common Stock

$0.01 per share

This is the initial offering of common stock of Asta Holdings, Corp. and no public market currently exists for the securities being offered.  A public market may never develop for the securities being offered, or, if a market develops, may not be sustained.

We are offering on a best-efforts basis 6,000,000 shares of common stock at a price of $0.01 per share in a direct public offering, without any involvement of underwriters or broker-dealers. The offering does not require that we sell a minimum number of shares; therefore not all of the shares may be sold. The amount raised may be minimal and there is no assurance that we are able to raise sufficient amount to cover our expanses and may not even cover the costs of the offering.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Astafurau will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  The shares will be offered at a fixed price of $0.01 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) the date when the sale of all 6,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 6,000,000 shares registered under the Registration Statement of which this Prospectus is part. There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with Financial Industry Regulatory Authority (“FINRA”) for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that our shares of common stock will ever be quoted on a quotation service or stock exchange, or that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Asta Holdings, Corp. is a development stage company and currently has minimal operations.  Any investment in the shares offered herein involves a high degree of risk.  You should carefully read and consider the section of this prospectus entitled “Risk Factors” on page 7 through 16 before buying any shares of Asta Holdings, Corp’s common stocks. Our independent registered public accountant has issued an audit opinion for Asta Holdings, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We have not made any arrangements to place funds in an escrow, trust or similar account. Regardless of how much money is raised in this offering all proceeds raised will be retained by Asta Holdings, Corp. and will not be returned to investors.

	Offering Price	Expenses	Proceeds to Company
Per share	$0.01	$0.0013	$0.0087
Total	$60,000	$8,000	$52,000

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED ______________

pg. 3

pg. 4

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, REFERENCES TO THE “COMPANY”, “WE”, “OUR”, “US” OR “ASTA HOLDINGS, CORP.” REFER TO ASTA HOLDINGS, CORP., UNLESS THE CONTEXT OTHERWISE INDICATES. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

ASTA HOLDINGS, CORP.

Asta Holdings, Corp. was founded in the State of Nevada on June 12, 2013. We are a Russia-based company and intend to operate a business in yacht maintenance, which will include but is not limited to yacht repairs and maintenance, refurbishing, winterizing, custom refinishing and modifications, interior customization and professional boat detailing first in Russian Federation and later, assuming available funds, in North America.   Even though our sole officer and director Mr. Astafurau will devote only a limited time to the company and has no experience in managing a public reporting company his background, experience and business contacts in yacht maintenance industry are essential to our business and have already resulted in the first revenues of $1,000 earned on January 2, 2014 pursuant to the signed agreement  and are anticipated to result in the future revenues.

We are a development stage company with limited operations; we have minimal assets and have incurred losses since Inception (June 12, 2013). Our financial statements for the period from June 12, 2013 (date of Inception) to October 31, 2013, report no revenues and a net loss of $4,877.  We realized our first revenues of $1,000 on January 2, 2013 pursuant to the service agreement signed with Inturia, Ltd. Although we incurred losses since inception we anticipate the loans from Mr. Astafurau, earned revenues of $1,000 and potential revenues of $5,000 pursuant to the signed agreement with Inturia, Ltd.  to mostly cover for the minimum costs necessary to pay  the costs of our reporting requirements (approximately $8,000).

Our burn rate (or average monthly costs) is approximately $697. Our expenses to date are $4,877, we were incorporated on June 12, 2013 therefore our monthly burn rate is $4,877/7 months. As of the date of the prospectus we had $1,130 cash in our bank account. Assuming no additional revenues from the signed service agreement we anticipate that our present capital will last for 1.5 months at this rate.

 Our independent registered public accountant has issued an audit opinion for Asta Holdings, Corp. for the period from Inception (June 12, 2013) to July 31, 2013 (which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, the only operations we have engaged in are the development of a business plan and the execution of the service agreement with Inturia, Ltd. Inturia Ltd is not an affiliate of Asta Holdings, Corp. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). If we sell 50% of securities offered for the sale in this offering, the proceeds will satisfy cash requirements for 12 months. If we sell 100% of the shares in this offering, we believe the money will last for more than a year and also provide funds for growth strategy. If we sell less than 50% of securities offered we will have to obtain additional financing to complete our twelve month business plan. We do not have any arrangements for financing and there is no guarantee that we will be able to obtain additional financing. If we are unable to obtain additional funding, our business may fail.

Our principal office is located at 14 Zelenaya Street, Ste. 20 Guryevsk, Russian Federation, 238300. Our telephone number is +01179062122773.  We were incorporated on June 12, 2013 under the laws of the state of Nevada. Our fiscal year end is July 31. Our only employee is our sole director and officer, Mr. Uladzimir Astafurau, and he will be devoting approximately 30% (15 hours/week) of his time to our operations.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

pg. 5

THE OFFERING

The Issuer:	Asta Holdings, Corp.
Securities Being Offered:	6,000,000 shares of common stock
Price Per Share:	$0.01
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days), (ii) the date when the sale of all 6,000,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 6,000,000 shares registered under the Registration Statement of which this Prospectus is part. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Net Proceeds if 100% of the Shares Are Sold	$52,000
Net Proceeds if 50% of the Shares Are Sold	$22,000
Securities Issued and Outstanding:	There are 7,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director Uladzimir Astafurau.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of October 31, 2013

Balance Sheet
Total Assets	$2,723
Total Liabilities	$100
Stockholder’s Equity	$2,623

Period from June 12, 2013 (date of
inception) to October 31, 2013

Income Statement
Revenue	$-
Total Expenses	$4,877
Net Loss	$(4,877)

pg. 6

RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. WE HAVE DISCUSSED ALL KNOWN MATERIAL RISKS.   PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We will need to obtain additional financing which may not be available.

We have limited operations and  revenues of $1,000 ..  We need the proceeds from this offering that enable us, after paying the expenses of this offering, to initiate development on our website, purchase computers and equipment, begin negotiating with potential customers first  in Russia and later, assuming we have available funds, in  North America, initiate the development of our marketing plans and initiate the development of marketing and support material such as business cards, brochures, flyers and catalogues.  We will need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that the approximate cost of the offering will be $8,000 and the minimum capital necessary to fund our planned operations for the 12-month period will be approximately $30,000 and will be needed for general administrative expenses, business development, marketing costs, support materials. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

If we do not obtain additional financing, our business will fail.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. We will need to obtain additional financing in order to complete our business plan because we currently have limited operations and revenues of only $1,000 as of the date of this prospectus .. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

pg. 7

Our offering has no minimum structure.  Specifically, there is no a minimum number of share that needs to be sold in this offering for us to access the funds.

We need the proceeds from this offering to fully start our operations. Our offering has no minimum structure.  Specifically, there is no a minimum number of share that needs to be sold in this offering for us to access the funds. There is no assurance that we will generate sufficient funds to cover the costs of the offering. Given that the offering is a best efforts, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We will need additional funds to complete further development of our business. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

..

Current unfavorable economic condition may adversely affect our ability to obtain financing.

We are susceptible to adverse Russian economic and market conditions, including the challenging economic conditions that have prevailed and continue to prevail in Russia and worldwide. The recent turmoil in the financial markets has resulted in dramatically higher borrowing costs which have made it more difficult for many companies to obtain credit and fund their operations. The credit market crisis, continued global economic and market turmoil may adversely affect our ability to obtain financing and negatively impact our business.

Because the companies in our industry appear to consist of mostly non-public companies we might have a competitive disadvantage.

Because the companies in our industry appear to consist of mostly non-public companies, a company of our size in yacht maintenance industry with the added expenses of being a reporting company might have a competitive disadvantage and it may negatively impact our business.

Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

We were incorporated on June 12, 2013 and we have limited operations and  revenues of $1,000 .. We have limited operating history upon which an evaluation of our future success or failure can be made. Our net loss since Inception (June 12, 2013) is $4,877. These factors raise substantial doubt regarding the ability of our business to continue as a going concern. We anticipate that we will incur increased expenses without realizing enough revenues. We therefore expect to incur significant losses in the foreseeable future. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to find customers of our services in Russia and later, assuming available funds, in North America. We plan to expand our services to North American market in the future only when or if we have the available resources and growth to warrant it. We cannot guarantee that we will be successful in finding customers and in generating revenues and profit in the future. Failure to generate sufficient revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

pg. 8

If our internal controls are found to be ineffective, our financial condition may be adversely affected.

If our internal control over financial reporting is found to be ineffective because our sole employee occupies all corporate positions or if we identify a material weakness or significant deficiency in our financial reporting, investors may lose confidence in the reliability of our financial statements, which may adversely affect our financial condition.

Because Mr. Astafurau, our sole Executive Officer and Director, is not a resident of the United States it may be difficult to enforce any liabilities against him.

Accordingly, if an event occurs that gives rise to any liability, shareholders would likely have difficulty in enforcing such liabilities because Mr. Uladzimir Astafurau, our sole Executive Officer and Director resides  in Russia. If a shareholder desired to sue, the shareholder would have to serve a summons and complaint. Even if personal service is accomplished and a judgment is entered against that person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where assets are located.

Because company’s headquarters are located in Russia, U.S. Investors may experience difficulties in attempting to affect service of process and to enforce judgments based upon U.S. Federal Securities Laws against the company and its non U.S. resident officer and director.

While we are organized under the laws of State of Nevada, our sole  officer and director is a non-U.S. resident and our headquarters are located in Russia.  Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws.  Since all our assets will be located in Russia it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

Because our sole officer and director has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our sole Chief Executive Officer and director, Mr. Uladzimir Astafurau, will only be devoting limited time to our operations. Mr. Astafurau intends to devote approximately 15 hours/week of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of sufficient revenues and a possible cessation of operations. It is possible that the demands on Uladzimir Astafurau from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Astafurau may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

Because our sole director has an interest in a company involved in the same industry, there is a potential conflict of interest, including the amount of time he is able to dedicate to Asta Holdings, Corp. and its business.

Our sole director Mr. Astafurau is associated with another company that is engaged in business activities similar to those conducted by us. Mr. Astafurau is working as marine engineer for Plus Vessel, Ltd., a Russia based crewing agency and managing company that provides a full range of yacht maintenance services. Plus Vessel, Ltd. is not an affiliate of Asta Holdings, Corp.

Potential conflict of interest may arise in future that may cause our business to fail, including conflict of interest in allocating Mr. Astafurau’s time to our company as well as additional conflict of interests over determining to which entity a particular business opportunity should be presented. While our sole officer and director has verbally agreed to present business opportunities first to us, subject to any pre-existing duty he may have, we have not adopted a policy that expressly prohibits our sole officer and director Mr. Astafurau from having a direct or indirect financial interest in potential future opportunity or from engaging in business activities of the types conducted by us. As a result, in determining to which entity particular business opportunities should be presented, our sole officer and director Mr. Astafurau may favor his own interests and the interests of Plus Vessel, Ltd. over our interests and those of our then existing shareholders, which could have a material adverse effect on our business and results of operations.

pg. 9

Our sole director and officer has no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Mr. Uladzimir Astafurau, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

If Mr. Uladzimir Astafurau, our sole officer and director, should resign or die, we will not have a chief executive officer that could result in our operations suspending. If that should occur, you could lose your investment.

We extremely depend on the services of our sole officer and director, Mr. Astafurau, for the future success of our business. The loss of the services of Mr. Astafurau could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

As an “emerging growth company” under the Jobs Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-

 disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

pg. 10

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We face strong competition from larger and well established companies, which could harm our business and ability to operate profitably.

Our industry is competitive. There are many different  companies providing services in yacht  maintenance in Russia and our services will not be unique to their services. Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

If we do not attract customers, we will not make a profit, which ultimately result in a cessation of operations.

On December 19, 2013 we entered into a professional services agreement with Inturia, Ltd. As of the date of the prospectus Inturia, Ltd. is the only customer that we have.   We have not identified any other customers and we cannot guarantee we ever will have any other customers. Even if we obtain customers, there is no guarantee that we will generate a profit.  If we cannot generate a profit, we will have to suspend or cease operations.

pg. 11

Competition for potential customers is intense. Failure to compete will affect our financial condition.

Winning customers will be critical to our ability to grow our business.  Competition for potential customer accounts is intense.  Failing to obtain orders for our services from potential customers, for competitive reasons or otherwise, would materially adversely affect our operating results and financial condition.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our services at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on certain services in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

Because our sole officer and director will own 55.56% or more of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to minority shareholders.

If maximum offering shares will be sold, Mr. Astafurau, our sole officer and director, will own 55.56% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Astafurau may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

Because our independent registered public accountant has issued a going concern opinion, there is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our independent registered public accountant has issued an audit opinion for Asta Holdings, Corp. for the period from Inception (June 12, 2013) to July 31, 2013 which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

pg. 12

Because there is no escrow, trust or similar account, the offering proceeds could be seized by creditors or by a trustee in bankruptcy, in which case investors would lose their entire investment.

No minimum or maximum amount of shares are being in this offering.  Any funds that we raise from our offering of 6,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 6,000,000 shares of common stock in an escrow, trust or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.

Our president, Mr. Astafurau does not have any prior experience offering and selling securities, and our offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Mr. Uladzimir Astafurau does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

Because the offering price has been arbitrarily set by the company, you may not realize a return on your investment upon resale of your shares.

 The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on June 12, 2013 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

We may in the future issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 7,500,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

pg. 13

We have not paid dividends and we do not expect to pay them in the foreseeable future.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Our common stock may never be quoted on the OTC Bulletin Board. When/if our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. Our common stock may never be quoted on the OTC Bulletin Board.  When/if our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

pg. 14

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

We have no experience as a public company.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially and adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without sufficient revenue s we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $8,000. If necessary, Uladzimir Astafurau, our Chairman, has verbally agreed to loan the company funds to complete the registration process; however, there is no contract in place or written agreement securing this agreement and there is no assurance that additional financing will be available or if available, on terms that will be acceptable to us. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.  We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

pg. 15

We may be exposed to potential risks and significant expenses resulting from the requirements under section 404 of the Sarbanes-Oxley Act of 2002 if we cease to be an emerging growth company.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. If our business develops and grows, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

State Securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

pg. 16

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $60,000.  In addition, there is no guarantee that we will raise any funds in this offering.

	$15,000	30,000	45,000	$60,000
Gross proceeds	$15,000	$30,000	$45,000	$60,000
Registration costs	$8,000	$8,000	$8,000	$8,000
Net proceeds	$7,000	$22,000	$37,000	$52,000

The net proceeds will be used as follows:
Website development	$2,000	$2,000	$4,000	$4,000
Marketing and advertising	$500	$1,500	$6,000	$6,000
PCs purchase	$4,500	$4,500	$4,500	$4,500
Equipment purchase	$-	$11,000	$15,000	$15,000
Establishing an office	$-	$2,000	$5,000	$5,000
Salaries/Independent Contractor Fees	$-	$-	$-	$15,000
Other Expenses	$-	$1,000	$2,500	$2,500

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account.  If necessary, Uladzimir Astafurau, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process, but we will require minimum 50% of securities offered for the sale in this offering to be sold ($30,000) to fund our planned operations for the 12-month period.

pg. 17

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of October 31, 2013, the net tangible book value of our shares of common stock was $2,623 or approximately $0.0003 per share based upon 7,500,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 13,500,000 shares to be outstanding will be $54,623 or approximately $0.0040 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0040 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0040 per share.

After completion of this offering, if 6,000,000 shares are sold, investors in the offering will own 44.44% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.01 per share. Our existing stockholders will own 55.56% of the total number of shares then outstanding, for which they have made contributions of cash totaling $7,500 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 3,000,000 shares are sold, the net tangible book value of the 10,500,000 shares to be outstanding will be $24,623 or approximately $0.0023 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0013 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0023 per share.

After completion of this offering investors in the offering will own approximately 28.57% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.01 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash totaling $7,500 or $0.001 per share.

pg. 18

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0003
Potential gain to existing shareholders	$52,000
Net tangible book value per share after offering	$0.0040
Increase to present stockholders in net tangible book value per share
after offering	$0.0040
Capital contributions	$7,500
Number of shares outstanding before the offering	7,500,000
Number of shares after offering assuming the sale of the maximum
number of shares	13,500,000
Percentage of ownership after offering	55.56%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.01
Dilution per share	$0.0060
Capital contributions	$60,000
Number of shares after offering held by public investors	6,000,000
Percentage of capital contributions by existing shareholders	11.11%
Percentage of capital contributions by new investors	88.89%
Percentage of ownership of new investors after offering	44.44%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.01
Dilution per share	$0.0077
Capital contributions	$30,000
Percentage of capital contributions by existing shareholders	20%
Percentage of capital contributions by new investors	80%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership of new investors after offering	28.57%

pg. 19

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Asta Holdings, Corp. has 7,500,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 6,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Uladzimir Astafurau will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Astafurau is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Astafurau will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Astafurau is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Astafurau will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Astafurau  will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). Mr. Astafurau will restrict his participation in the offering of our securities to any one or more of the following activities:

A.

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser;

B.

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; Provided, however, That the content of such responses are limited to information contained in this registration statement; or

C.

Performing ministerial and clerical work involved in effecting any transaction.

Asta Holdings, Corp. will receive all proceeds from the sale of the 6,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

pg. 20

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Asta Holdings, Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Asta Holdings, Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one hundred and eighty (180), unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days), (ii) the date when the sale of all 6,000,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 6,000,000 shares registered under the Registration Statement of which this Prospectus is part.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to “Asta Holdings, Corp.”

pg. 21

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Asta Holdings, Corp. (“the Company”, “we”, “us” or “our’) is a development stage corporation, has limited operations and has recognized  revenues of $1,000 from our business operations to date. Our cash balance was $2,723 as of October 31, 2013 and $1,130 as of the date of this prospectus ..  Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We  have been utilizing and may utilize funds from Uladzimir Astafurau, our Chairman, President, and Secretary, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees,  professional fees and any other future expenses associated with the registration process of this offering.  Mr. Astafurau, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to achieve our business plan goals, we will need the funding from this offering.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-

 disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our independent registered public accountant has issued an audit opinion for Asta Holdings, Corp. for the period from Inception (June 12, 2013) to July 31, 2013 which includes a statement expressing substantial doubt as to our ability to continue as a going concern. This means that our independent registered public accountant believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have  generated  revenues of only $1,000 and no significant  revenues are anticipated until we develop our website, purchase computer and software and implement our marketing plan. We believe our website will be operational 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholders in our company. We must raise cash to implement our project and fully begin our operations. We will not fully begin operations until we raise money from this offering.

pg. 22

                                                                                                                                                                                                                                                                                        If we are unable to successfully attract enough customers to use our services we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We plan to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds. If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from Uladzimir Astafurau, our Sole Officer and Director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Other than as described in this paragraph, we have no other financing plans.

No proceeds will be used as direct or indirect payments to Mr. Astafurau or his affiliates.

Plan of Operation

Our current cash balance will not be sufficient to fund our operations for the next 12 months, if we are unable to successfully raise money in this offering. However, if we sell 50% of the securities offered for sale by the Company and raise the gross proceeds of $30,000 will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses, but our growth strategy will be limited. If we sell 100% of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth strategy. If we need more money we will have to revert to obtaining additional financing by way of a private debt or equity financing. We may also utilize funds from Uladzimir Astafurau, our Sole Officer and Director.

We will not be conducting any product research or development. We do not expect to purchase or sell significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations is as follows:

Complete our public offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions, unless extended by our board of directors for an additional 90 days. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations.

pg. 23

Develop Our Website. Time Frame: 1st- 3rd months. Minimum Cost $2,000.

Upon the completion of the offering, we intend to begin developing our website. Our director, Uladzimir Astafurau will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us design and develop our website. We do not have any written agreements with any web designers at current time.  The minimum website development costs, including site design and implementation will be approximately $2,000.  If we sell at least 75% of the shares offered we will develop more sophisticated, user-friendly and well designed web site, therefore website developing cost will be $4,000. Updating and improving our website will continue throughout the lifetime of our operations.

Set up Office. Time Frame: 3rd-5th months. Minimum cost $2,000.

In third month after completion of our offering we plan to set up office in the Kaliningrad Province of Russia and acquire the necessary office equipment to begin operations. We believe that it will cost at least $2,000 to set up office and obtain the necessary equipment to fully begin operations. If we sell at least 75% of the shares offered we will spend $5,000 to set-up our office, which will be larger and in better location. It will also allow us to purchase more expensive office furnishings and equipment. Our sole officer and director will handle our administrative duties.

Minimum office requirements:

     Furnishings               $  400

     Filing                        $  400

     Print/Scan/Fax          $  900

     Phone                        $  100

     Misc                          $  200

Purchase PCs/Equipment. Time Frame: 5th-6th. Minimum cost $4,500.

After our office is established we intend to purchase computers and equipment necessary for our business. Purchase costs of 2 computers we plan on acquiring will be approximately $4,500 and equipment will cost approximately $11,000. Yacht/boat maintenance equipment/accessories include any item meant for cleaning or maintaining a boat including repair tools, cleaning equipment, boat covers, tow ropes, cables, and electronic parts. Usually, accessories include actual equipment, basic safety gear, as well as supplies for maintaining a boat. If we sell 75% of the shares offered we will purchase latest version of PCs and equipment that will cost $4,500 and $15,000 accordingly.

Negotiate service agreements with potential customers. Time Frame: 7th-12th months.

Once our website is operational and an office is established, we will begin to market our services. Initially, our sole officer and director, Mr. Astafurau, will look for potential customers. As of date of this prospectus  Inturia, Ltd. is the only Russian company with which we have signed a service agreement. Inturia Ltd. is not a related party of Asta Holdings, Corp. Even though the negotiation of additional agreements with customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

pg. 24

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Commence Marketing Campaign. Time Frame: 8th-12th months. Minimum cost $1,500.

We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We will market and advertise our product on our web site. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials. We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our new  clients will  refer  their  colleagues to us. We will encourage such advertising by rewarding person who referred new clients to us. We will offer our existing clients 3-5% of the net profits realized from successful referrals.

We also plan to attend shows and exhibitions associated with boat design, construction and maintenance, which help marine designers and engineers, boat builders, naval architects and various sectors which have need of yacht maintenance in Russia come face to face and find new business opportunities and partners.  We plan to attend shows and exhibitions held in the Kaliningrad province of Russia both as guests and vendors. During the first year, assuming available funds, we plan on attending one or two shows and estimate that it will cost us approximately $1,000. We intend to spend about $1,500 on marketing efforts during the first year if we sell half of the shares offered. If we sell at least 75% of the shares in this offering we will spend about $6,000 on our marketing campaign. Marketing is an ongoing matter that will continue during the life of our operations.

Hire Part-Time yacht maintenance specialist. Time Frame: 10th-12th months. Estimated Cost $15,000.

If we sell 100% of the shares in this offering, we will hire one part-time yacht maintenance specialist with good knowledge the yacht industry.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations if 50% and 100% of the shares offered are sold:

	50%	100%
Marketing costs	$1,500	$6,000
Website development costs	2,000	4,000
PCs purchase	4,500	4,500
Equipment	11,000	15,000
Legal and Professional fees	8,000	8,000
Office Set Up	2,000	5,000
Salaries/Independent Contractor Fees		15,000
Other	1,000	2,500
Total	______ $30,000	______ $60,000

pg. 25

The funds under “Other Expenses” from “Use of Proceeds” will remain in our bank account and will be spent on any unplanned costs and expenses.

In summary, we should be in full operation and selling our product within 12 months of completing our offering. However, there is no guarantee that we will be in full operation and selling our services and there is no guarantee that we will be able to raise funds through this offering. Until we start to sell our service, we do not believe that our operations will be profitable. If we are unable to attract customers we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Uladzimir Astafurau, our president will be devoting approximately 30% (15 hours/week) of his time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Mr. Astafurau has agreed to commit more time as required. Because Mr. Astafurau will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of sufficient revenues and a cessation of operations.

Limited operating history; need for additional capital

There is only very limited historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated  revenues of $1,000 .. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to then existing shareholders.

Results of operations

From Inception on June 12, 2013 to October 31, 2013

During the period we incorporated the company , prepared a business plan , signed a service agreement with Inturia, Ltd. and recognized first revenues of $1,000 on January 2, 2014 pursuant to the signed agreement .. Our accumulated loss since Inception (June 12, 2013) is $4,877. We have not fully started our proposed business operations and will not do so until we have completed this offering. We expect to fully begin operations within 12 months after we complete this offering.

pg. 26

Since Inception (June 12, 2013) , we have sold 7,500,000 shares of common stock to our sole officer and director for $7,500.

Liquidity and capital resources

As of October 31, 2013, the Company had $2,723 cash and our liabilities were $100, comprising $100 owed to Uladzimir Astafurau, our sole officer and director.   As of the date of this prospectus we had $1,130 cash. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since Inception (June 12, 2013), we have sold 7,500,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $7,500.

To achieve our business plan goals we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status.  The Company’s sole officer and director, Uladzimir Astafurau, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company; however, there is no contract in place or written agreement securing this agreement and there is no guarantee that Mr. Astafurau will provide such a loan. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Our independent registered public accountant has issued an audit opinion for Asta Holdings, Corp. for the period from Inception (June 12, 2013) to July 31, 2013 which includes a statement expressing substantial doubt as to our ability to continue as a going concern, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and fully implemented our plan of operations. Our only source for cash at this time is investments by others in this offering and revenues from the signed service agreement with Inturia, Ltd .. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting company. We will require minimum 50% of securities offered for the sale in this offering to be sold ($30,000) to fund our planned operations for the 12-month period. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $8,000.

pg. 27

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with limited operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies pose the most significant challenge to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operations.

pg. 28

BUSINESS

General

We were incorporated in the State of Nevada on June 12, 2013. We are a Russia-based company and intend to operate a business in yacht maintenance, which will include but is not limited to yacht repairs and maintenance, refurbishing, winterizing, custom refinishing and modifications, interior customization and professional yacht detailing first in Russian Federation and later, assuming available funds, in North America.  We are a start-up stage operations and have  generated  revenues of $1,000 on January 2, 2013 pursuant to the signed service agreement .. The only operation we have engaged in is the development of a business plan and execution of the service agreement with Inturia, Ltd. Inturia, Ltd. is not an affiliate of Asta Holdings, Corp. We maintain our statutory registered agent's office at 2360 Corporate Circle, Ste. 400, Henderson, Nevada 89074-7722. Our business office is located at14 Zelenaya Street, Ste. 20 Guryevsk, Russian Federation, 238300. Our telephone number is +01179062122773.

We have limited operations. Our plan of operation is forward-looking and there is no assurance that we will ever fully begin operations. We are a development stage company and have earned  revenue s of only $1,000 .. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

 Services

Our services in yacht maintenance will include but are not limited to:

-

Yacht repairs and maintenance

-

Refurbishing and winterizing

-

Custom refinishing and modifications

-

Interior customization

-

Detailing

Our specific areas of services will include the following:

-

Recommendations regarding cost efficiency in yacht maintenance process

-

Professional monthly/annual packages of yacht maintenance services

-

Detailing services, including wax and sealant application, compounding, metal polishing or restoration, bottom cleaning and teak wood and gel coat repairs.

-

Boat repair services, including refinishing and wet sanding.

pg. 29

Initially, our sole officer and director, Mr. Astafurau will be performing yacht maintenance services. However, should the project require involvement of other vessel maintenance professionals, Mr. Astafurau will be supervising the performance of maintenance services. If we sell 100% of the shares in this offering, we will hire one part-time specialist with good knowledge and broad connections to the yacht maintenance industry. Depending on the scope of work services related to yacht repair, maintenance and detailing will be performed either on site at customers’ yachts locations or in a yacht yard location upon onsite visit and preliminary evaluation.

History of Yachts

Yacht (from Dutch/Low German jacht meaning hunting or hunt) was originally defined as a light, fast sailing vessel used by the Dutch navy to pursue pirates and other transgressors around and into the shallow waters of the Low Countries. They were also used for non-military governmental roles such as customs duties and delivering pilots to waiting ships. The latter use attracted the attention of wealthy Dutch merchants who began to build private yachts so they could be taken out to greet their returning ships. Soon wealthy individuals began to use their "jachts" for pleasure trips. By the start of the 17th century "jachts" came in two broad categories—speel-jachts for sport and oorlog-jachts for naval duties. By the middle of the century large "jacht" fleets were found around the Dutch coast and the Dutch states organized large 'reviews' of private and war yachts for special occasions, thus putting in place the groundwork for the modern sport of yachting. Jachts of this period varied greatly in size, from around 12 m (39 ft) in length to being equal to the lower classes of the ship of the line. All had a form of fore/aft gaff rig with a flat bottom and lee boards to allow operations in shallow waters. The gaff rig remained the principal rig found on small European yachts for centuries until giving way to the "Bermudan sloop" rig in the 1960s.

Charles II of England spent part of his time in exile during the period of the Commonwealth of England in the Netherlands and became keen on sailing. He returned to England in 1660 aboard a Dutch yacht. During his reign Charles commissioned 24 Royal Yachts on top of the two presented to him by Dutch states on his restoration. As the fashion for yachting spread throughout the English aristocracy, yacht races began to become common. Other rich individuals in Europe built yachts as the sport spread. Yachting therefore became a purely recreational form of sailing with no commercial or military function, which still serves a broad definition of both the sport and of the vessel.

pg. 30

Types of Yachts

Overall, yachts can be categorized into five types:

1.

Day Sailing Yachts or Dinghies:

-

generally used for a few hours

-

not built for overnight sailing

-

usually not over 20 ft (6 m) in length

-

maybe equipped with a small storage space

-

possess retractable keel, centerboard or dagger-board

1.

Weekender Yachts:

-

span up to 30 feet in length

-

designed to function even in shallow waters or in low tides

-

best suited for short journeys not exceeding 2-3 days

-

equipped with a small cabin that can accommodate up to three people and basics such as food and water

1.

Cruising Yachts:

-

most common types of yachts

-

can withstand long journeys

-

average cruising speed is above 6 knots

-

generally around 25-40ft (7-14 meters) long

1.

Luxury Sailing Yachts:

-

over 82ft (25 meters) long

-

mostly automated

-

dedicated power generation systems (Solar, Wind, Tidal)

1.

Racing yachts:

-

speeds of up to 35 knots

-

modern racing yachts may have twin rudders because of the wide stern

-

depending on the type of race, such a yacht may have a crew of 15 or more

pg. 31

Marketing Our Product

We plan to market our services in Russia. Our expected share of the Russian market is difficult to determine given that our market is highly competitive.  We do not plan to target any particular portion of the Russian market and do not intend on concentrating on any particular geographic markets within Russia .. Initially, our services will be promoted by our President, Mr. Astafurau.  The marketing and advertising will be targeted to boat designers, architects, engineers and builders and various sectors which have need of consulting services in yacht maintenance in Russia. We intend to develop and maintain a database of potential clients who may want to use Asta’s services. We will follow up with these clients periodically and offer them free presentations and special discounts from time to time.  Our methods of communication will include: phone calls, email, and regular mail. We will ask our satisfied clients for referrals.

We will market and advertise our product on our web site. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials.

We also plan to attend business shows in our industry to showcase our services with a view to find new customers.

We plan to expand our services to North American market in the future only when or if we have the available resources and growth to warrant it.

Revenues

The company’s revenues will be what we charge our clients for our services. Prices for our service will depend on a number of factors including but not limited to:

-

Size of the yacht

-

Length of the project

-

Complexity of the project

The work flow for our services will be as follows:

1.

Customer inquiries about the services.

2.

Our quote is submitted to the customer for approval.

3.

Upon approval of pricing and terms service agreement is signed.

4.

 The work is commenced on a monthly basis or as required.

5.

An invoice for the job is submitted.

6.

Payment received by money order, bank to bank transfer, check, etc.

pg. 32

Please note that below numbers are estimated in nature and are meant to show the capacity of the company without hiring additional employees and not a guarantee of future revenues.

Estimated Prices for our consulting services are:

-

Initial Meeting with Client - free of charge;

-

Maintenance fees: will vary depending on length of the project and scope of work involved, starting from $150 per hour. Monthly professional yacht maintenance packages will be offered as well and will start from $1,000/month. The package will include oil changes, inspecting systems, rebuilding heads or pumps, polishing, or performing the periodic tasks recommended by equipment manufacturers.

-

Detailing fees: will vary depending on the size of the yacht and scope of work involved, starting from $15 per foot.

Asta Holdings, Corp. shall have discretion in selecting the dates and times it performs maintenance or detailing services throughout the month giving due regard to the needs of the client’s business.  All actual reasonable and necessary expenditures, which are directly related to the services, are to be reimbursed by the clients.

We cannot guarantee that we will be able to find successful contracts with the potential customers in need of yacht maintenance service in Russia, in which case our business may fail and we will have to cease our operations.

Competition

Our competitors will include Russian companies providing yacht maintenance services with substantial customer bases and working history. We will not be differentiating ourselves from the foregoing, but merely competing with them. The market of yacht maintenance is large and fragmented, and may be difficult to penetrate. Our competitive position within the industry is negligible in light of the fact that we are a development stage company with limited operations. Older, well-established companies providing services in boat buildings and maintenance with records of success currently attract customers. Since we have limited operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of the quality of our maintenance services that we intend to provide.  There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations.

pg. 33

Agreement

On December 19, 2013 Service Maintenance Agreement was signed with Mr.  Nikolay Ivanov, president of Inturia Ltd. with registered office in  Moscow, Russia, owner of the sailing yacht 2008 Sea Ray 310 Sundancer. The services rendered by us under this agreement are scheduled to commence on February 1, 2014. However, the first revenues of $1,000 (coverage for the immediate expenses of the vessel) were realized on January 2, 2013 pursuant to the signed agreement. The agreement with Inturia, Ltd. contains the following material terms:

1.

Pay to ASTA upon the signing of this contract, the amount of USD 1,000 as coverage for the immediate expenses of the vessel and later a monthly amount to be determined following the subsequent future needs of the vessel.

The remuneration of ASTA for the above mentioned services is not to exceed USD 6,000 for the period of 6 (six) months.

Initially, our director Mr. Astafurau will conduct yacht maintenance work pursuant to the signed maintenance agreement with Inturia, Ltd. When necessary, Mr. Astafurau will supervise all works performed by the crew and expert technicians. In the future we also expect Mr. Astafurau to work on other service agreements with Asta’s potential customers.

We cannot guarantee that we will be able to find successful contracts with Russian  marine designers, architects, engineers and builders and various sectors which have need of yacht maintenance  services in Russia, in which case our business may fail and we will have to cease operations.

Description of property

We do not have an ownership or leasehold interest in any property.

pg. 34

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Director Independence

Our board of directors is currently composed of one member, Uladzimir Astafurau, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our sole officer and director Uladzimir Astafurau. We intend to hire a part-time employee 10-12 months after the completion of the offering only if we sell the maximum number of shares in this offering.

Offices

Our office is currently located at 14 Zelenaya Street, Ste. 20 Guryevsk, Russian Federation, 238300. Our telephone number is +01179062122773.  This is the office of our Director, Mr. Uladzimir Astafurau.  We do not pay any rent to Mr. Astafurau and there is no agreement to pay any rent in the future. There is no guarantee that the office space provided to us by Mr. Astafurau will continue to be made available without cost in the future.

pg. 35

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business in Russia as our customers will be responsible for the taxes or any other additional charges that might incur while purchasing our services.

MANAGEMENT

Officer and Director

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officer and director are set forth below:

Name and Address	Age	Position(s)
Uladzimir Astafurau	26	President, Principal Executive Officer, Secretary,
14 Zelenaya Street, Ste. 20 Guryevsk, Russian Federation, 238300		Treasurer, Principal Financial Officer, Principal
		Accounting Officer and sole member of the Board of
		Directors.

The person named above has held his offices/positions since inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

Biographical Information and Background of officer and director

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

pg. 36

Mr. Astafurau has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on June 12, 2013.  Mr. Astafurau owns 100% of the outstanding shares of our common stock. Mr. Astafurau’s qualifications to serve on our Board of Directors are primarily based on his nearly four years of experience as a marine engineer, his business experience and qualifications with vessel maintenance services, his entrepreneurial desire to start Asta Holdings, Corp. as a new business. As a marine engineer of Plus Vessel, Ltd. Mr. Astafurau brings to Asta Holdings, Corp.  experience in yacht maintenance services that is at the heart of Asta’s business plan. .. Due to Mr. Astafurau’s experience and background in the yacht maintenance industry, it was decided that Mr. Uladzimir Astafrau should serve as a director of the Company.

Mr. Uladzimir Astafurau obtained a Bachelor’s degree in Marine Engineering from the Shipbuilding Department of Kaliningrad State Technical University (KSTU) in Kalinigrad, Russian Federation. After graduation in 2009 Mr. Astafurau accepted a full time position of marine engineer at Plus Vessel Ltd., a crewing agency and managing company that provides a full range of maintenance services and services on searching and hiring qualified vessel stuff working on all types of vessels all over the world. Mr. Astafurau is currently employed full time as marine engineer by Plus Vessel Ltd.

Mr. Astafurau intends to devote close to 30% (15 hours /week) of his time to planning and organizing activities of Asta Holdings, Corp.

During the past ten years, Mr. Astafurau has not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Astafurau was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Astafurau’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

pg. 37

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have limited operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last three fiscal years ending July 31, 2013 for our sole officer .. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officer ..

pg. 38

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Uladzimir	2013	0	0	0	0	0	0	0	0
Astafurau
President

We have no employment agreements with our sole officer and director. Even though Mr. Astafurau is our sole officer and director and will have sole discretion to determine his salary, w e do not contemplate entering into any employment agreements or to pay him any salary until such time as we begin profitable operations. Mr. Astafurau will not be compensated after the offering and prior to profitable operations. There is no assurance that we will ever generate sufficient revenues from our operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer ..

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Compensation of Directors

The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to our sole director .. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR’S COMPENSATION TABLE

		Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Uladzimir Astafurau	2013	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

pg. 39

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole director , officer and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	the Offering	Offering	Sold	Shares are Sold
Uladzimir Astafurau	7,500,000	100%	7,500,000	55.56%

[1]        The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Astafurau is the only "promoter" of our company.

pg. 40

Future sales by existing stockholders

A total of 7,500,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 7,500,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

-

have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

-

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

-

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

-

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

Currently no preferred shares are authorized, issued and outstanding.

pg. 41

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 55.56% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Exchange Act of 1934. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

We do not have a Transfer Agent.

pg. 42

CERTAIN TRANSACTIONS

In July 2013, we issued a total of 7,500,000 shares of restricted common stock to Uladzimir Astafurau, our sole officer and director in consideration of $7,500.

Further, Mr. Astafurau has advanced funds to us. As of July 31, 2013, Mr. Astafurau advanced us $100. Money is not due on demand and Mr. Astafurau will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Astafurau. Mr. Astafurau will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. There is no assurance that we will ever generate sufficient revenues from our operations. The obligation to Mr. Astafurau does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Astafurau or the repayment of the funds to Mr. Astafurau. The entire transaction was verbal. Mr. Astafurau is providing us office space free of charge and we have a verbal agreement with Mr. Astafurau that, if necessary, he will loan the company funds to complete the registration process ( pay for the offering costs, filing fees, professional fees and any other future expenses associated with the registration process of this offering). The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $8,000.

LITIGATION

We are not currently a party to any legal proceedings. Our address for service of process is at 2360 Corporate Circle, Ste. 400, Henderson, Nevada 89074-7722.

EXPERTS

Our financial statements for the period from Inception (June 12, 2013) to July 31, 2013, included in this prospectus have been audited by Cutler and Co, LLC as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Stepp Law Corporation has provided an opinion on the validity of our common stock. We have retained them solely for the purpose of providing this opinion and not in connection with any other matters.

pg. 43

FINANCIAL STATEMENTS

Our fiscal year end is July 31. Our financial statements from inception (June 12, 2013) to July 31, 2013 immediately follow:

FINANCIAL STATEMENTS

pg. 44

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of

Asta Holdings, Corp.

Henderson, Nevada

We have audited the accompanying balance sheet of Asta Holdings, Corp. (a development stage company) as of July 31, 2013, and the related statement of operations, changes in stockholder’s equity and cash flows for the period from Inception (June 12, 2013) to July 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Asta Holdings, Corp. as of July 31 2013 and the results of its operations and its cash flows for the period from Inception (June 12, 2013) to July 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has suffered losses from operations since Inception (June 12, 2013) and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Arvada , Colorado

December 16, 2013

pg. 45

ASTA HOLDINGS, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
JULY 31, 2013
ASSETS
Current Assets
Cash	$ 7,594
Total current assets	7,594

Total Assets	$ 7,594

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Accounts payable	$ 325
Loan from shareholder	100
Total current liabilities	425

Total Liabilities	425

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
7,500,000 shares issued and outstanding	7,500
Additional paid-in-capital	-
Deficit accumulated during the development stage	(331)
Total Stockholder’s Equity	7,169

Total Liabilities and Stockholder’s Equity	$ 7,594

The accompanying notes are an integral part of these financial statements.

pg. 46

ASTA HOLDINGS, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
For the period from Inception (June 12, 2013) to July 31, 2013

Revenue	$ -
Expenses
General and administrative expenses	331
Net loss from operations	(331)

Loss before income taxes	(331)

Income taxes	-

Net loss	$ (331)
Loss per common share: Basic and Diluted	(0.00)*
Weighted Average Number of Common Shares Outstanding: Basic and Diluted	1,377,551

‘* denotes a loss of less than $(0.01) per share.

The accompanying notes are an integral part of these financial statements.

pg. 47

ASTA HOLDINGS, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (JUNE 12, 2013) TO JULY 31, 2013
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during development stage	Total
Balances at Inception (June 12, 2013)	-	$ -	$ -	$ -	$ -

Common shares issued for cash at $0.001 on July 22, 2013	7,500,000	7,500	-	-	7,500

Net loss for the period	-	-	-	(331)	(331)

Balances as of July 31, 2013	7,500,000	$ 7,500	$ -	$ (331)	$ 7,169

The accompanying notes are an integral part of these financial statements.

pg. 48

ASTA HOLDINGS, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
For the period from Inception (June 12, 2013) to July 31, 2013
CASH FLOWS GENERATED BY (USED IN) OPERATING ACTIVITIES
Net loss	$ (331)

Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	325

Net cash used in operating activities	(6)

CASH FLOWS GENERATED BY (USED IN) INVESTING ACTIVITIES
Net cash generated by (used in) investing activities	-

CASH FLOWS GENERATED BY (USED IN) FINANCING ACTIVITIES
Proceeds from sale of common stock	7,500
Proceeds from loan from shareholder	100
Net cash provided by financing activities	7,600

Net increase in cash and equivalents	7,594

Cash and equivalents at beginning of the period	$ -
Cash and equivalents at end of the period	$ 7,594

Supplemental cash flow information:

Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

pg. 49

ASTA HOLDINGS, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AS OF JULY 31, 2013 AND

FOR THE PERIOD FROM INCEPTION (JUNE 12, 2013) THROUGH JULY 31, 2013

NOTE 1 - BASIS OF PRESENTATION

Organization and Description of Business

ASTA HOLDINGS, CORP. (the “Company”) was incorporated under the laws of the State of Nevada on June 12, 2013. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities. Since Inception (June 12, 2013) through July 31, 2013 the Company has not generated any revenue and has accumulated losses of $331.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since Inception (June 12, 2013) resulting in an accumulated deficit of $331 as of July 31, 2013 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted July 31 fiscal year end.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At July 31, 2013 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. There were no potentially dilutive debt or equity securities outstanding during the period from Inception (June 12, 2013) to July 31, 2013.

pg. 50

ASTA HOLDINGS, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AS OF JULY 31, 2013 AND

FOR THE PERIOD FROM INCEPTION (JUNE 12, 2013) THROUGH JULY 31, 2013

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period ended July 31, 2013.

Impairment of Long-Lived Assets

The Company, when applicable, continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe that the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of our operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of July 31, 2013 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with SFAS ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

pg. 51

ASTA HOLDINGS, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AS OF JULY 31, 2013 AND

FOR THE PERIOD FROM INCEPTION (JUNE 12, 2013) THROUGH JULY 31, 2013

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured. No revenue has been earned since inception.

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On July 22, 2013 the Company issued 7,500,000 shares of its common stock at $0.001 per share for total proceeds of $7,500.

As of July 31, 2013, the Company has 7,500,000 shares issued and outstanding.

NOTE 3 – INCOME TAXES

As of July 31, 2013 the Company had net operating loss carry forwards of $331 that may be available to reduce future years’ taxable income through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 4 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

As of July 31, 2013, our shareholder had advance to us an amount of $100 by way of loan. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from July 31, 2013 through the date the financial statements were available to be issued and has determined that there have been no subsequent events after July 31, 2013 for which disclosure is required.

pg. 52

To the Directors of

Asta Holdings, Corp.

Henderson, Nevada

We have reviewed the accompanying balance sheet of Asta Holdings, Corp. (a Development Stage Company) as of October 31, 2013, and the related statements of operations and cash flows for the three month period ended October 31, 2013 and for the period from Inception (June 12, 2013) to October 31, 2013. These financial statements are the responsibility of the management of Asta Holdings, Corp.

We have conducted our review in accordance with standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Because of the Company’s current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management’s plans in regard to its current status are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Arvada Colorado
December 17, 2013	Cutler & Co. LLC

pg. 53

ASTA HOLDINGS, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS
	OCTOBER 31, 2013 (UNAUDITED)	JULY 31, 2013 (AUDITED)
ASSETS
Current Assets
Cash	$ 2,723	$ 7,594
Total current assets	2,723	7,594

Total Assets	$ 2,723	$ 7,594

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Accounts payable	$ -	$ 325
Loan from shareholder	100	100
Total current liabilities	100	425

Total Liabilities	100	425

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
7,500,000 shares issued and outstanding at October 31 and July 31, 2013, respectively	7,500	7,500
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(4,877)	(331)
Total Stockholder’s Equity	2,623	7,169

Total Liabilities and Stockholder’s equity	$ 2,723	$ 7,594

The accompanying notes are an integral part of these financial statements.

pg. 54

ASTA HOLDINGS, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS (UNAUDITED)
	Three months ended October 31, 2013	For the period from Inception (June 12, 2013) to October 31, 2013

Revenue	$ -	$ -
Expenses
General and administrative expenses	4,546	4,877

Net loss from operations	(4,546)	(4,877)

Net loss before tax	(4,546)	(4,877)

Income taxes	-	-

Net loss	$ (4,546)	$ (4,877)
Loss per common share – Basic and Diluted	(0.00)*
Weighted Average Number of Common Shares Outstanding-Basic and Diluted	7,500,000

‘* denotes a loss of less than $(0.01) per share

The accompanying notes are an integral part of these financial statements.

pg. 55

ASTA HOLDINGS, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (UNAUDITED)
	Three months ended October 31, 2013	For the period from inception (June 12, 2013) to October 31, 2013
Operating Activities
Net loss	$ (4,546)	$ (4,877)
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	(325)	-
Net cash used in operating activities	(4,871)	(4,877)

Investing Activities	-	-

Financing Activities
Proceeds from sale of common stock	-	7,500
Proceeds from loan from shareholder	-	100
Net cash provided by financing activities	-	7,600

Net increase (decrease) in cash and equivalents	(4,871)	2,723

Cash and equivalents at beginning of the period	7,594	-

Cash and equivalents at end of the period	$ 2,723	$ 2,723
Supplemental cash flow information:
Cash paid for:
Interest	$ 0	$ 0
Taxes	$ 0	$ 0

The accompanying notes are an integral part of these financial statements.

pg. 56

ASTA HOLDINGS, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AS OF OCTOBER 31, 2013 AND

FOR THE PERIOD OF INCEPTION (JUNE 12, 2013) THROUGH OCTOBER 31, 2013

(UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

Organization and Description of Business

ASTA HOLDINGS, CORP. (the “Company”) was incorporated under the laws of the State of Nevada on June 12, 2013 (“Inception”). The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities”. Since Inception (“June 12, 2013”) through October 31, 2013 the Company has not generated any revenue and has accumulated losses of $4,877.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since Inception (June 12, 2013) resulting in an accumulated deficit of $4,877 as of October 31, 2013 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and, or, private placement of common stock.

Unaudited Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q and Regulation S-X.  Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

pg. 57

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the financial statements presented not misleading.  The results of operations for such interim periods are not necessarily indicative of operations for a full year.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted July 31 fiscal year end.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At October 31, 2013 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

pg. 58

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the three month period ended October 31, 2013.

Impairment of Long-Lived Assets

The Company, when applicable, continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of October 31, 2013 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718,”Compensation – Stock Compensation”, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured. No revenue has been earned since inception.

pg. 59

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On July 22, 2013 the Company issued 7,500,000 shares of its common stock at $0.001 per share for total proceeds of $7,500.

As of October 31, 2013, the Company has 7,500,000 shares issued and outstanding.

NOTE 3 – INCOME TAXES

As of October 31, 2013 the Company had net operating loss carry forwards of $4,877 that may be available to reduce future years’ taxable income through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a 100% valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 4 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders.  Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

As of October 31, 2013, the Company had a loan outstanding with the Company’s shareholder in the amount of $100. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from October 31, 2013 through the date the financial statements were available to be issued and has determined that there are no items to disclose.

pg. 60

PROSPECTUS

6,000,000 SHARES OF COMMON STOCK

ASTA HOLDINGS, CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________, 2014, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

pg. 61

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$20,00
Printing and Office Expenses	$80,00
Auditors Fees and Expenses	$4,500.00
Legal Fees and Expenses	$2,500.00
Transfer Agent Fees	$900.00
TOTAL	$8,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICER

Asta Holdings, Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Asta Holdings, Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

     Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Uladzimir Astafurau	July 22, 2013	7,500,000	$7,500.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

pg. 62

ITEM 16.     EXHIBITS.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of Stepp Law Corporation, with consent to use *
10.1	Agreement dated December 19, 2013 between Asta Holdings, Corp. and Inturia, Ltd.
23.1	Consent of Cutler and Co, LLC

    *Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

pg. 63

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officer , or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officer , or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Guryevsk, Russia on February 4 , 2013.

ASTA HOLDINGS, CORP.

By:	/s/	Uladzimir Astafurau
	Name:	Uladzimir Astafurau
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Uladzimir Astafurau , as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Asta Holdings, Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Uladzimir Astafurau
Uladzimir Astafurau	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	February 4 , 2014

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of Stepp Law Corporation, with consent to use *
10.1	Agreement dated December 19, 2013 between Asta Holdings, Corp. and Inturia, Ltd.
23.1	Consent of Cutler and Co, LLC

  *Previously filed

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